UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Under §240.14a-12

Cabela’s Incorporated

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FINAL CAB Bank Employee FAQ

1.	What was announced today?

•	Today, we announced that Cabela’s has entered into a definitive agreement to combine with Bass Pro Shops. Cabela’s has also entered into a multi-year partnership agreement with Capital One, under which Capital One will originate and service the Cabela’s CLUB card.

•	Upon closing, Capital One will acquire certain assets and assume certain liabilities of Cabela’s World’s Foremost Bank.

•	The transaction is expected to close in the first half of 2017, subject to regulatory approvals and other customary closing conditions.

2.	Who is Capital One?

•	Capital One is a leading financial institution headquartered in McLean, Virginia with a long track record of successfully operating programs similar to our CLUB Visa portfolio.

•	This transaction aligns Cabela’s with a strong partner that is committed to operating this program with the same care and customer-focused approach that we have had since the program’s inception.

3.	Why did Cabela’s sell the World’s Foremost Bank and partner with Capital One?

•	Certain regulatory restrictions and capital requirements associated with operating and maintaining a bank charter limit the ability to transition ownership of World’s Foremost Bank.

•	Capital One is a leading financial institution with a long track record of successfully operating programs similar to our CLUB Visa portfolio.

•	This transaction aligns Cabela’s with a strong partner that is committed to operating this program with the same care and customer-focused approach as Cabela’s has since its inception.

4.	When is the transaction expected to close? What approvals are needed?

•	We expect the transaction to close in the first half of 2017, subject to regulatory approvals and other customary closing conditions.

5.	Will there be any employee impact at World’s Foremost Bank?

•	Capital One recognizes the role our employees play in Cabela’s success and intends to continue to operate the Cabela’s CLUB servicing center in Lincoln, Nebraska.

•	Keep in mind that today’s announcement is just the first step, and there is a lot of planning to be done.

•	While it is difficult to predict any outcomes at this time, we are committed to keeping you informed throughout this process and as more decisions are made.

6.	Will there be any changes to employee compensation, benefits and plans?

•	Until the transaction is completed, World’s Foremost Bank will remain part of Cabela’s and your salary and benefits remain unchanged.

•	Capital One recognizes the value of our employees and following completion of the transaction, we expect that Capital One will offer employees comparable salary and benefits as those offered by Cabela’s.

•	Of course, it is early in this process and compensation and benefit matters will be determined and communicated prior to closing of the transaction.

7.	What are the integration plans? What can employees expect in the interim?

•	As it is very early in the process, there are still many decisions to be made.

•	Both Cabela’s and Capital One will appoint integration planning leaders to ensure a smooth integration. We expect a number of Cabela’s employees will be involved in the integration efforts.

8.	What does this mean for customers enrolled in the Cabela’s CLUB point program and who use the Cabela’s Visa card?

•	Cabela’s CLUB rewards program is unaffected in the transaction.

•	Capital One, Cabela’s and Bass Pro Shops expect to continue to operate the Cabela’s CLUB program without interruption, and customers should see no change to the way they use their Cabela’s CLUB Visa card and point balances.

9.	Will Cabela’s CLUB program combine with Bass Pro Shops’ customer loyalty program?

•	No, currently there are no plans to combine the two programs.

10.	I see Capital One announced they will service accounts out of Lincoln. What does that mean for our Lincoln Outfitters? Will we become Capital One employees? What will happen to World’s Foremost Bank operations in Lincoln?

•	Capital One intends to continue to operate the Cabela’s CLUB servicing center in Lincoln, Nebraska.

•	Upon closing of the transaction, World’s Foremost Bank employees will become employees of Capital One. Until that time, World’s Foremost Bank will remain part of Cabela’s and we should all stay focused on continuing to meet and exceed our customers’ expectations.

11.	What do I do if I am asked about the transaction by an external party?

•	It is important that we speak with one voice. Consistent with our communications policy, please immediately forward any inquiries you may receive to Cabela’s Media Relations team at 308-255-1204 or media.relations@cabelas.com.

12.	Whom do I contact with questions? Where can I go for more information?

•	We understand that you will have many questions about what this announcement means for you and we will continue to communicate with you regarding the process as it proceeds.

•	If you have any questions or concerns, please do not hesitate to ask your manager.

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of Cabela’s Incorporated (the “Company”) or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Bass Pro Group, LLC (“Bass Pro Group”) and a wholly-owned subsidiary of Bass Pro Group. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement. However, such documents are not currently available. The definitive proxy statement will be mailed to the stockholders of the Company. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.cabelas.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the definitive proxy statement and any filings with the SEC that are incorporated by reference in the definitive proxy statement by contacting the Company’s Investor Relations Department at (308) 255-7428.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the fiscal year ended January 2, 2016 and Amendment No. 1 thereto, which were filed with the SEC on February 22, 2016 and April 29, 2016, respectively, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.